Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Federal Signal Q1 2022 Earnings Call May 2, 2022

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: direct and indirect impacts of the coronavirus pandemic and the associated government response, risks and adverse economic effects associated with emerging geopolitical conflicts, product and price competition, supply chain disruptions, work stoppages, availability and pricing of raw materials, cybersecurity risks, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission (SEC). This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein, in our earnings news release provided as of the date of this presentation or in other investor materials filed with the SEC. 2

Q1 Highlights * 3* Comparisons versus Q1 of 2021, unless otherwise noted • Net sales of $330 M, up $51 M, or 18% • Operating income of $28.5 M, up $0.7 M, or 3% • Adjusted EBITDA of $42.2 M, up $1.0 M, or 2% • Adjusted EBITDA margin of 12.8%, compared to 14.8% • GAAP EPS of $0.33, vs. $0.36 • Adjusted EPS of $0.34, vs. $0.38 • Record orders of $453 M, up $69 M, or 18% • Record backlog of $751 M, up $342 M, or 83% • Backlog up $122 M, or 19% vs. Q4 2021

4 Group and Corporate Results $ millions, except % Q1 2022 Q1 2021 % Change ESG Orders 387.6 324.2 20% Sales 274.2 228.1 20% Operating income 26.8 27.1 -1% Operating margin 9.8% 11.9% Adjusted EBITDA 39.3 39.3 0% Adjusted EBITDA margin 14.3% 17.2% SSG Orders 65.0 59.9 9% Sales 56.0 50.7 10% Operating income 7.9 7.2 10% Operating margin 14.1% 14.2% Adjusted EBITDA 8.9 8.2 9% Adjusted EBITDA margin 15.9% 16.2% Corporate expenses 6.2 6.5 -5% Consolidated Orders 452.6 384.1 18% Sales 330.2 278.8 18% Operating income 28.5 27.8 3% Operating margin 8.6% 10.0% Adjusted EBITDA 42.2 41.2 2% Adjusted EBITDA margin 12.8% 14.8%

Consolidated Statement of Operations 5 $ millions, except % and per share Q1 2022 Q1 2021 $ Change % Change Net sales 330.2$ 278.8$ 51.4$ 18% Gross profit 75.7 68.8 6.9 10% SEG&A expenses 43.6 38.2 5.4 14% Amortization expense 3.3 2.6 0.7 27% Acquisition and integration related expenses 0.3 0.2 0.1 50% Operating income 28.5 27.8 0.7 3% Interest expense 1.3 1.1 0.2 18% Other income, net (0.4) (0.5) 0.1 -20% Income tax expense 7.1 5.0 2.1 42% Net income 20.5 22.2 (1.7) -8% Diluted EPS 0.33$ 0.36$ (0.03)$ -8% Diluted adjusted EPS 0.34$ 0.38$ (0.04)$ -11% Gross Margin 22.9% 24.7% SEG&A expenses as a % of net sales 13.2% 13.7% Effective tax rate 25.7% 18.4%

6 Adjusted Earnings per Share ($ in millions) 2022 2021 Net income, as reported 20.5$ 22.2$ Add: Income tax expense 7.1 5.0 Income before income taxes 27.6 27.2 Add: Acquisition and integration-related expenses 0.3 0.2 Coronavirus-related expenses (1) - 0.9 Purchase accounting effects - 0.1 Adjusted income before income taxes 27.9 28.4 Adjusted income tax expense (2) (7.2) (5.2) Adjusted net income 20.7$ 23.2$ Diluted EPS, as reported 0.33$ 0.36$ Adjusted diluted EPS 0.34$ 0.38$ Three Months Ended March 31, (2) Adjusted income tax expense for the three months ended March 31, 2022 and 2021 was recomputed after excluding the impact of acquisition and integration-related expenses, coronavirus-related expenses and purchase accounting effects, where applicable. (1) Coronavirus-related expenses in the three months ended March 31, 2021 include direct expenses incurred as a result of the coronavirus pandemic, that are incremental to, and separable from, normal operations. These expenses primarily related to the Company's employee wellness initiatives, including reimbursement for certain coronavirus-related expenses.

7 Financial Strength and Flexibility * * Dollar amounts as of, or for the quarter ending 3/31/2022 ** Net debt is a non-GAAP measure and is computed as total debt of $329.7 M, less total cash and cash equivalents of $39.2 M Strong capital structure • Cash and cash equivalents of $39 M • Net debt of ~$291 M ** • In July 2019, we executed a five-year, $500 M revolving credit facility, with flexibility to increase by additional $250 M for acquisitions • No debt maturities until July 2024 • Net debt leverage remains low • Compliant with all covenants with significant headroom Healthy cash flow and access to cash facilitate organic growth investment and cash returns to stockholders • Generated ~$7 M of cash from operations in Q1 this year • ~$162 M of availability under revolving credit facility • Completed purchase of University Park building for ~$28 M in Q1 2022 • Anticipating other cap ex of $25 M-$30 M in 2022, including investments in our plants to add capacity and gain efficiencies through automation • Paid $5.5 M for dividends, reflecting increased dividend of $0.09 per share; recently declared similar dividend for Q2 2022 • $13.6 M of share repurchases in Q1 2022 • ~$62 M of repurchase authorization remaining under current programs (~3% of market cap)

CEO Remarks – Q1 Performance 8 • Challenging start to the year, with conditions improving as the quarter progressed  Spike in coronavirus-related absences in January, with dramatic reduction in cases in February and March  After slow start, noted improvement in chassis deliveries within our dump truck businesses in March • Revenues up over $50 million, with both ESG and SSG reporting double-digit revenue growth • ESG revenues up 20% year-over-year  Increased sales of safe-digging trucks, dump truck bodies, metal extraction support equipment and trailers  Aftermarket revenues up $12 million, or 20%, compared to last year, with strong demand for rentals, parts and used equipment • SSG revenues up 10% year-over-year, reflecting higher sales of public safety equipment

CEO Remarks – Market Conditions 9 • Demand remains at unprecedented levels, with orders from both municipal and industrial customers up ~25% vs. last year • Municipal demand includes benefits from federal stimulus, with orders for sewer cleaners and street sweepers both up by 40%+ vs. last year • Strong demand within our public safety end markets, with backlog more than double the same time last year • Recent increase in oil prices contributing to higher demand for industrial products  Orders for safe-digging trucks in Q1 were up 90% vs. last year  Strong rental demand from industrial contractors; Jetstream reported record rental revenues for waterblasting equipment in Q1 • Ongoing supply chain disruption, but chassis deliveries remained on schedule at the majority of our vehicle-based businesses • Proactive pricing actions taken to mitigate cost inflation • Labor availability remains good overall

CEO Remarks – Growth Initiatives 10 • Safe-digging  Introduction of TRUVAC TRXX trailer further expands our suite of safe-digging product offerings • Broadband infrastructure  Broad range of products to meet demand expected from infrastructure legislation • Electrification  Recent launch of hybrid sweeper products, and working with different partners on further electrification efforts • Opportunities for geographic expansion of aftermarket business • Active M&A pipeline Rugby’s Vari-Class body platform on a fully electric class 7 chassis Elgin’s Plug-In Hybrid Broom BearTRUVAC’s TRXX Vacuum Excavator Trailer

2022 Outlook Raising low end of full-year Adjusted EPS* Outlook by $0.04, establishing a new range of $1.80 to $2.00 11  Raising low end of full-year net sales outlook by $30 million, establishing a new range of $1.38 B to $1.45 B  Includes full-year contribution from 2021 acquisitions; represents YoY growth of 14% - 20% vs. $1.21 B in 2021  Double-digit improvement in pre-tax earnings  Depreciation and amortization expense of ~$60 M  Capital expenditures of $25 M to $30 M, excluding University Park building purchase Key Assumptions  Interest expense of ~$7.5 M - $9 M  Effective tax rate resets to a normalized rate of ~25%, excluding discrete items; YoY EPS headwind of ~$0.20  ~62 M weighted average shares outstanding  No significant deterioration in current supply chain environment; assumes steady flow of customer-provided chassis  No significant increase in current input costs *Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP income from continuing operations and diluted EPS. In 2021, we made adjustments to exclude the impact of acquisition and integration-related (benefits) expenses, pension-related charges, restructuring activity, coronavirus-related expenses and purchase accounting effects, where applicable. Should any similar items occur in 2022, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

Federal Signal Q1 2022 Earnings Call 12 Q&A May 2, 2022 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS 630-954-2000 Ian Hudson SVP, Chief Financial Officer IHudson@federalsignal.com 13

Federal Signal Q1 2022 Earnings Call 14 Appendix

Consolidated Adjusted EBITDA 15 $ millions, except % Q1 2022 Q1 2021 Net income 20.5$ 22.2$ Add: Interest expense 1.3 1.1 Acquisition and integration-related expenses 0.3 0.2 Coronavirus-related expenses - 0.9 Purchase accounting effects - 0.1 Other (income) expense, net (0.4) (0.5) Income tax expense 7.1 5.0 Depreciation and amortization 13.4 12.2 Consolidated adjusted EBITDA 42.2$ 41.2$ Net Sales 330.2$ 278.8$ Consolidated adjusted EBITDA margin 12.8% 14.8%

Segment Adjusted EBITDA 16 $ millions, except % Q1 2022 Q1 2021 Operating Income 26.8$ 27.1$ Add: Acquisition and integration-related expenses 0.1 0.0 Coronavirus-related expenses - 0.8 Purchase accounting effects - 0.1 Depreciation and amortization 12.4 11.3 Adjusted EBITDA 39.3$ 39.3$ Net Sales 274.2$ 228.1$ Adjusted EBITDA margin 14.3% 17.2% SSG $ millions, except % Q1 2022 Q1 2021 Operating Income 7.9$ 7.2$ Add: Coronavirus-related expenses - 0.1 Depreciation and amortization 1.0 0.9 Adjusted EBITDA 8.9$ 8.2$ Net Sales 56.0$ 50.7$ Adjusted EBITDA margin 15.9% 16.2%

Non-GAAP Measures • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2022 and 2021 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results between reporting periods. During the three months ended March 31, 2022 and 2021, adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of acquisition and integration-related expenses, coronavirus-related expenses and purchase accounting effects, where applicable. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales (“adjusted EBITDA margin”), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. 17